Exhibit 99.Bh.(xi)

THIRD AMENDMENT TO

TRANSFER AGENCY AND SERVICE AGREEMENT

Pursuant to the Transfer Agency and Service Agreement between Hartford Series Fund, Inc. and Hartford Investors Services Company LLC dated as of March 1, 2003, the following funds (the “Funds”) are hereby included as new series in accordance with Section 10 of the Agreement. All provisions in the Agreement shall apply to the Funds.

Fund
American Funds Asset Allocation HLS Fund
American Funds Blue Chip Income & Growth HLS Fund
American Funds Bond HLS Fund
American Funds Global Bond HLS Fund
American Funds Global Growth & Income HLS Fund
American Funds Global Growth HLS Fund
American Funds Global Small Capitalization HLS Fund
American Funds Growth HLS Fund
American Funds Growth-Income HLS Fund
American Funds International HLS Fund
American Funds New World HLS Fund

HARTFORD SERIES FUND, INC.

By:	/s/ Robert Arena
Robert Arena
Vice President

HARTFORD INVESTORS SERVICES COMPANY LLC

By:	/s/ Robert Arena
Robert Arena
Manager

Dated as of:  May 1, 2008

HSF, Inc.